Exhibit 4.16

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of July 5, 2024, among (i) Smurfit Kappa Treasury Unlimited Company, a public unlimited company incorporated under the laws of Ireland (the “Issuer”); (ii) the entities listed in the signature pages hereto as “New Guarantors” (the “New Guarantors”); and (iii) Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS the Issuer, the guarantors party thereto, Deutsche Bank Trust Company Americas, as Trustee, Paying Agent, Transfer Agent and Registrar, have heretofore executed an Indenture, dated as of April 3, 2024 (as amended or supplemented, the “Indenture”), providing for the issuance of 5.200% Senior Notes due 2030, 5.438% Senior Notes due 2034 and 5.777% Senior Notes due 2054 (collectively, the “Notes”) by the Issuer;

WHERAS Smurfit Kappa Group plc, an Irish public limited company (“SKG”), the indirect parent of the Issuer, has entered into a transaction agreement, dated as of September 12, 2023, with WestRock Company, a Delaware corporation (“WestRock”), Smurfit WestRock plc, an Irish public limited company (formerly known as Smurfit WestRock Limited, “Smurfit WestRock”), and Sun Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Smurfit WestRock (the “Transaction Agreement”);

WHEREAS, pursuant to the terms of the Transaction Agreement, the parties thereto agreed to consummate a combination (the “Combination”), following which Smurfit WestRock will be the parent of each of SKG and WestRock;

WHEREAS, in connection with the Combination and subject to the consummation of the Combination on the date hereof, each New Guarantor desires to fully and unconditionally guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in Article X of the Indenture and all of the other applicable provisions of the Indenture and the Notes (the “New Guarantees”); and

WHEREAS pursuant to Section 9.1 of the Indenture, the Issuer, the New Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder of a Note;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Issuer, the New Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.            Agreement to Guarantee. Each New Guarantor hereby agrees, jointly and severally with all existing Guarantors, to fully and unconditionally guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in Article X of the Indenture and all the other applicable provisions of the Indenture and the Notes.

2.            Agreement to be Bound. Each New Guarantor hereby shall be a party to the Indenture as a Guarantor and as such shall have all of the rights of, be subject to all of the obligations and agreements of and be bound by all of the provisions applicable to a Guarantor of the Notes under the Indenture and the Notes.

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3.            Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4.            Governing Law. This Supplemental Indenture and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

5.            Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

6.            Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart signature page by facsimile, e-mail (PDF) or other electronic signature means shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

7.            Incorporation by Reference. Section 11.8 of the Indenture is incorporated by reference into this Supplemental Indenture as if more fully set out herein.

8.            Effect of Headings; Certain Definitions. The Section headings herein are for convenience only and shall not affect the construction thereof. Any capitalized term used but not otherwise defined herein shall have the meaning set forth in the Indenture.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Issuer

SIGNED and DELIVERED as a deed for and on behalf of SMURFIT KAPPA TREASURY UNLIMITED COMPANY by its duly authorized attorney in the presence of and delivered as a deed	/s/ Ken Bowles
Signature
/s/ Rory Carbery
Witness (Signature)

2 Grand Canal Square
Print Address

Solicitor
Witness Occupation

[Supplemental Indenture to Smurfit Kappa Treasury ULC 2024 Indenture]

New Guarantors

SIGNED and DELIVERED as a deed for and on behalf of SMURFIT WESTROCK PLC by its duly authorized attorney in the presence of and delivered as a deed	/s/ Ken Bowles
Signature
/s/ Rory Carbery
Witness (Signature)

2 Grand Canal Square
Print Address

Solicitor
Witness Occupation

[Supplemental Indenture to Smurfit Kappa Treasury ULC 2024 Indenture]

SMURFIT WESTROCK US HOLDINGS CORPORATION

By	/s/ Ken Bowles
Name: Ken Bowles
Title: Authorised Signatory

[Supplemental Indenture to Smurfit Kappa Treasury ULC 2024 Indenture]

WESTROCK COMPANY

By	/s/ M. Benjamin Haislip
Name: M. Benjamin Haislip
Title: Senior Vice President and Treasurer

[Supplemental Indenture to Smurfit Kappa Treasury ULC 2024 Indenture]

WRKCO INC.

By	/s/ M. Benjamin Haislip
Name: M. Benjamin Haislip
Title: Senior Vice President and Treasurer

[Supplemental Indenture to Smurfit Kappa Treasury ULC 2024 Indenture]

WESTROCK MWV, LLC

By	/s/ M. Benjamin Haislip
Name: M. Benjamin Haislip
Title: Senior Vice President and Treasurer

[Supplemental Indenture to Smurfit Kappa Treasury ULC 2024 Indenture]

WESTROCK RKT, LLC

By	/s/ M. Benjamin Haislip
Name: M. Benjamin Haislip
Title: Senior Vice President and Treasurer

[Supplemental Indenture to Smurfit Kappa Treasury ULC 2024 Indenture]

Deutsche BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Vice President

By:	/s/ Sébastian Hidalgo
Name: Sébastian Hidalgo
Title: Assistant Vice President

[Supplemental Indenture to Smurfit Kappa Treasury ULC 2024 Indenture]